Exhibit 99.1

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Owens Corning Reports 2008 First-Quarter Results

Performance Marked by Global Growth in Composites

TOLEDO, Ohio – May 7, 2008 – Owens Corning (NYSE: OC) today reported that consolidated net sales increased 20 percent to $1.35 billion during the first quarter, compared with $1.12 billion in the first quarter of 2007. First-quarter sales increased year-over-year as a result of the acquisition of Saint-Gobain’s reinforcements and composite fabrics businesses in November 2007. These sales were offset by weaker demand for the company’s building materials products associated with the continued downturn of the U.S. housing market.

The company experienced weaker demand and lower selling prices for residential insulation as well as significant energy and raw material inflation in the Roofing and Asphalt business. Combined with an impairment associated with the recent divestiture of composite manufacturing assets in Belgium and Norway, this led to a first-quarter loss from continuing operations of $15 million, or a loss of $0.12 per diluted share. Adjusted earnings from continuing operations were $10 million, or earnings of $0.07 per adjusted diluted share, excluding comparability items (see attached Table 3 for a discussion and reconciliation of such items). Comparability items affecting net earnings in the first quarter amounted to approximately $31 million, which included items related to restructuring activities, business acquisitions and dispositions, the employee equity program related to the company’s emergence from Chapter 11 in 2006, and asset impairments.

Consolidated First-Quarter Results

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Earnings before interest and taxes (EBIT) from continuing operations in the first quarter of 2008 were $19 million, compared with $32 million during the same period in 2007. Excluding comparability items (see Table 2), adjusted EBIT from continuing operations for the first quarter of 2008 was $54 million compared with $59 million during the same period in 2007, a decrease

Copyright © 2008 Owens Corning

of 8 percent. The decrease reflects lower demand for building materials products and inflation in energy and raw material costs. The decline in EBIT in the building materials businesses was partially offset by incremental earnings resulting from the acquisition of Saint-Gobain’s reinforcements and composite fabrics businesses, and improvement in the Composite Solutions business related to manufacturing productivity.

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Gross margin as a percentage of consolidated net sales was 14 percent during the first quarter of 2008, compared with 17 percent during the same period in 2007. The decrease was the result of sales volume and price declines in the Insulating Systems business, and the inability to achieve price increases during the quarter to offset the impact of inflation in energy and raw materials in the Roofing and Asphalt business. These decreases were partially offset by improved margins in the Composite Solutions segment.

“Business results for the first quarter were encouraging and met our expectations,” said Mike Thaman, chairman and chief executive officer. “Our performance for the quarter validates the actions we took during the second half of 2007 to rework our business mix. The $100 million in cost-reduction actions that we targeted for 2008 are now fully in place.

“Our acquisition of Saint-Gobain’s reinforcements and composite fabrics businesses is paying off, delivering sales growth outside the U.S.,” said Thaman. “We are on track to achieve at least $30 million in acquisition-related synergies in Composites in 2008 with EBIT margins approaching 10 percent, excluding metal lease expense. We are very pleased with the performance of this segment. Our Insulating Systems business made money in the first quarter in a very challenging U.S. housing market. Our Roofing and Asphalt business struggled during the quarter due to a lack of housing-related demand and escalating cost inflation. We expect stronger performance in this business and a return to profitability in the second quarter of the year. The strength of our Composites business and our excellent market position in building materials will carry us through a weak U.S. housing market in 2008.”

Business Highlights

•	Global demand for glass fiber reinforcement products grew during the first quarter, leading to higher capacity utilization and improved productivity.

•	Demand for insulation products met our expectations during the first quarter despite further weakness in the U.S. housing market.

•	Owens Corning achieved a significant reduction in workplace injuries of 52 percent during the first quarter of 2008, compared with the company’s Dec. 31, 2007 rate.

Other Financial Items

•	During the first quarter of 2008, depreciation and amortization from continuing operations totaled $77 million.

•	At the end of the first quarter of 2008, Owens Corning had net debt of $2.1 billion, comprised of $2.2 billion of short- and long-term debt and cash-on-hand of $118 million.

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Owens Corning’s federal tax net operating loss carryforward resulting from the distribution of cash and stock to settle its prior Chapter 11 case in 2006 was $3.0 billion at the end of the first quarter of 2008. The company’s U.S. cash tax rate is expected to be less than 2 percent for at least the next five to seven years.

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Owens Corning announced a share buy-back program in the first quarter of 2007 under which the company is authorized to repurchase up to 5 percent of Owens Corning’s outstanding common stock. The company did not repurchase any shares under this program during the first quarter of 2008.

Recent Developments

During the first quarter of 2008, Owens Corning reached a definitive agreement to divest its composite manufacturing facilities in Battice, Belgium, and Birkeland, Norway, to address regulatory remedies associated with its purchase of the businesses acquired from Saint-Gobain. The company completed the divestiture of these facilities on May 1, 2008. The aggregate gross purchase price for the sale was €155 million ($242 million). After costs associated with the transaction and to position the business as an ongoing concern, Owens Corning expects to realize net proceeds of approximately $197 million, consisting of cash proceeds of $184 million plus the assumption of certain liabilities by the purchaser. As a result of the sale, Owens Corning recorded an additional impairment charge of approximately $10 million in the first quarter of 2008. These amounts are subject to post-closing adjustments.

Outlook

Owens Corning’s recent reinforcements and composite fabrics acquisition has significantly strengthened the company’s presence in the global composites market. As Owens Corning continues to realize synergies from the acquisition, the company expects operating margins in its composites business to approach 10 percent in 2008, excluding the financial cost of leasing precious metals.

Most economists expect the current weakness in the U.S. housing market to continue throughout 2008, which will affect demand for Owens Corning’s building materials products. Owens Corning will continue to focus on stimulating insulation demand by promoting the vital role of insulation in energy efficiency and greenhouse gas reduction, and developing new products and customer promotions under the company’s PINK is GreenTM initiative.

The company currently estimates that depreciation and amortization from continuing operations will total approximately $315 million in 2008. Capital expenditures in 2008 are estimated to be about $325 million, which will allow the company to invest to achieve synergies associated with its recent composites acquisition.

Owens Corning anticipates that its 2008 global effective tax rate will be substantially below the U.S. federal income tax rate. The company expects its U.S. cash taxes will be minimal, and that its cash effective tax rate in its operations will be 15 percent or less in 2008.

Despite the declines in U.S. housing starts, Owens Corning continues to estimate that 2008 adjusted EBIT should be at least $240 million. The company excludes from its estimate items impacting comparability as well as the financial cost of leasing precious metals.

Business Segment Highlights

Composite Solutions

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Net sales for the first quarter of 2008 were $666 million, an 82-percent increase from $366 million during the same period in 2007. The increase was driven by incremental sales associated with the recent acquisition of Saint-Gobain’s reinforcements and composite fabrics businesses.

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EBIT from continuing operations for the first quarter of 2008 was $64 million, compared with $25 million during the same period in 2007. The increase was primarily due to incremental earnings associated with the company’s composites acquisition and the impact of improved manufacturing productivity.

Insulating Systems

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Net sales for the first quarter of 2008 were $373 million, an 11-percent decrease from $419 million during the same period in 2007. Sales for residential insulation products were significantly impacted by the reduction in new residential construction and repair and remodeling in the United States.

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EBIT from continuing operations for the first quarter of 2008 was $16 million, compared with $53 million during the same period in 2007. The decline was primarily due to lower selling prices driven by the weakness in the U.S. housing market.

Roofing and Asphalt

•	Net sales for the first quarter of 2008 and 2007 were $306 million in both years on generally flat volumes and price.

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EBIT from continuing operations for the first quarter of 2008 was a loss of $17 million, compared with a loss of $8 million during the same period in 2007. The increased loss reflected the company’s inability to achieve sufficient price increases during the quarter to offset the impact of inflation on energy and raw materials, including asphalt.

Other Building Materials and Services

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Net sales for the first quarter of 2008 were $53 million, a 23-percent decrease from $69 million during the same period in 2007. The decline was primarily the result of declines in the company’s Masonry Products business related to the lower demand from new construction and repair and remodeling markets in the United States.

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EBIT from continuing operations for the first quarter of 2008 was a loss of $3 million, compared with earnings of $4 million during the same period in 2007. The change was primarily due to the decline in volumes and idle facility costs in Masonry Products.

Second-quarter 2008 results are currently scheduled to be announced on July 30, 2008.

Conference Call and Presentation

Wednesday, May 7, 2008

11 a.m. ET

All Callers

Live dial-in telephone number: 1-800-329-9097 or 1-617-614-4929

(Please dial in 10 minutes before conference call start time)

Passcode: 63985478

Presentation

To view the slide presentation during the conference call, please log on to the live webcast at http://www.owenscorning.com/investors.

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A telephone replay will be available through May 21, 2008 at 1-888-286-8010 or 1-617-801-6888. Passcode: 80352426. A replay of the webcast will also be available at www.owenscorning.com/investors.

About Owens Corning Owens Corning (NYSE: OC) is a leading global producer of residential and commercial building materials, glass fiber reinforcements and engineered materials for composite systems. A Fortune 500 company for 54 consecutive years, Owens Corning is committed to driving sustainability through delivering solutions, transforming markets and enhancing lives. Founded in 1938, Owens Corning is a market-leading innovator of glass fiber technology with sales of $5 billion in 2007 and 19,000 employees in 26 countries on five continents. Additional information is available at www.owenscorning.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside the control of the company, which could cause actual results to differ materially from those projected in these statements and from the company’s historical results and experience. Such factors include competitive factors, pricing pressures, availability and cost of energy and materials, acquisitions and achievement of expected synergies therefrom, general economic conditions and factors detailed from time to time in the company’s Securities and Exchange Commission filings. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and the company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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Table 1

Owens Corning and Subsidiaries

Consolidated Statements of Earnings (Loss)

(Unaudited)

(in millions, except per share amounts)

	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007
NET SALES	$1,353	$1,124
COST OF SALES	1,161	937

Gross margin	192	187

OPERATING EXPENSES
Marketing and administrative expenses	142	127
Science and technology expenses	19	15
Restructuring costs (credits)	2	(2)
Chapter 11-related reorganization items	—	3
Employee emergence equity program expense	7	8
Loss on sale of fixed assets and other	3	4

Total operating expenses	173	155

EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	19	32
Interest expense, net	32	32

LOSS FROM CONTINUING OPERATIONS BEFORE TAXES	(13)	—
Income tax expense	2	—

LOSS FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST AND EQUITY IN NET EARNINGS OF AFFILIATES	(15)	—
Minority interest and equity in net earnings (loss) of affiliates	—	—

LOSS FROM CONTINUING OPERATIONS	(15)	—
Earnings from discontinued operations, net of tax of $0	—	1

NET EARNINGS (LOSS)	$(15)	$1

BASIC EARNINGS (LOSS) PER COMMON SHARE
Loss from continuing operations	$(0.12)	$—
Earnings from discontinued operations	—	0.01

Basic net earnings (loss) per common share	$(0.12)	$0.01

DILUTED EARNINGS (LOSS) PER COMMON SHARE
Loss from continuing operations	$(0.12)	$—
Earnings from discontinued operations	—	0.01

Diluted net earnings (loss) per common share	$(0.12)	$0.01

WEIGHTED AVERAGE COMMON SHARES
Basic	128.8	128.2
Diluted	128.8	129.0

Table 2

Owens Corning and Subsidiaries

EBIT Reconciliation Schedules

(Unaudited)

(in millions)

Because of the nature of certain items included in reported earnings (loss) from continuing operations before interest and taxes (“EBIT”), net earnings (loss) and diluted earnings (loss) per share, management does not find the reported measures to be the most useful and transparent financial measures of our year-over-year operational performance. Certain of these comparability items, consisting of items related to restructuring activities, business acquisitions and dispositions, the employee emergence equity program and cost of our prior Chapter 11 proceedings, are not the result of current operations. In addition, the reported measures also include the cost of leasing precious metals, including the cost of leases assumed in the acquisition of Saint-Gobain’s reinforcements and composite fabrics businesses. To facilitate our evaluation of these acquired businesses on a basis consistent with the purchase of all precious metals necessary to operate the businesses, we consider the net metal lease expense to be a financing cost which should be included in interest expense in measuring our year-over-year performance.

As described more fully in the following financial schedules, such comparability items affecting EBIT amounted to charges of $35 million and $27 million in the three months ended March 31, 2008 and 2007, respectively.

	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007
RECONCILIATION TO ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES:

NET EARNINGS (LOSS)	$(15)	$1
Earnings from discontinued operations, net of tax of $0	—	1

LOSS FROM CONTINUING OPERATIONS	(15)	—
Minority interest and equity in net earnings (loss) of affiliates	—	—

LOSS FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST AND EQUITY IN NET EARNINGS OF AFFILIATES	(15)	—
Income tax expense	2	—

LOSS FROM CONTINUING OPERATIONS BEFORE TAXES	(13)	—
Interest expense, net	32	32

EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	19	32

Adjustments to remove items impacting comparability:
Chapter 11-related reorganization items	$—	$3
Net metal lease expense (income)	4	(1)
Restructuring and other costs (credits)	2	(2)
Acquisition integration and transaction costs	12	11
Losses related to the exit of our HOMExperts service line	—	8
Employee emergence equity program expense	7	8
Asset impairments	10	—

Total adjustments to remove comparability items	35	27
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	$54	$59

Table 3

Owens Corning and Subsidiaries

EPS Reconciliation Schedules

(Unaudited)

(in millions, except per share amounts)

Because of the nature of certain items included in reported earnings (loss) from continuing operations before interest and taxes (“EBIT”), net earnings (loss) and diluted earnings (loss) per share, management does not find the reported measures to be the most useful and transparent financial measures of our year-over-year operational performance. Certain of these comparability items, consisting of items related to restructuring activities, business acquisitions and dispositions, the employee emergence equity program and cost of our prior Chapter 11 proceedings, are not the result of current operations. In addition, the reported measures also include the cost of leasing precious metals, including the cost of leases assumed in the acquisition of Saint-Gobain’s reinforcements and composite fabrics businesses. To facilitate our evaluation of these acquired businesses on a basis consistent with the purchase of all precious metals necessary to operate the businesses, we consider the net metal lease expense to be a financing cost which should be included in interest expense in measuring our year-over-year performance.

As described more fully in the following financial schedules, such comparability items affecting net earnings amounted to charges of $31 million and $28 million in the three months ended March 31, 2008 and 2007, respectively, after the adjustment to classify net metal lease expense as interest.

	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007
RECONCILIATION TO ADJUSTED EARNINGS FROM CONTINUING OPERATIONS
NET EARNINGS (LOSS)	$(15)	$1
Earnings from discontinued operations, net of tax of $0	—	1

LOSS FROM CONTINUING OPERATIONS	(15)	—
Adjustments to remove items impacting comparability:
Chapter 11-related reorganization items	$—	$3
Net metal lease expense (income)	4	(1)
Restructuring and other costs (credits)	2	(2)
Acquisition integration and transaction costs	12	11
Losses related to the exit of our HOMExperts service line	—	8
Employee emergence equity program expense	7	8
Asset impairments	10	—

Total adjustments to remove comparability items	35	27
Adjustment to classify net metal lease (expense) income as interest	(4)	1
Tax effect of adjustments at 19% in 2008 and 37% in 2007	(6)	(10)

ADJUSTED EARNINGS FROM CONTINUING OPERATIONS	$10	$18

RECONCILIATION TO ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS:

DILUTED LOSS PER SHARE FROM CONTINUING OPERATIONS	$(0.12)	$—
Adjustment to remove comparability items	0.27	0.20
Adjustment to classify net metal lease (expense) income as interest	(0.03)	0.01
Tax effect of adjustments at 19% in 2008 and 37% in 2007	(0.05)	(0.08)

ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.07	$0.13

DILUTED EARNINGS PER SHARE FROM DISCONTINUED OPERATIONS	$—	$0.01

RECONCILIATION TO ADJUSTED DILUTED SHARES OUTSTANDING:

Weighted-average shares outstanding used for diluted earnings per share	128.8	129
Shares related to employee emergence program	2.3	3.0

Adjusted diluted shares outstanding	131.1	132.0

Table 4

Owens Corning and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

(in millions)

	March 31, 2008	December 31, 2007
ASSETS
Current Assets
Cash and cash equivalents	$118	$135
Receivables, less allowances of $23 million in 2008 and $23 million in 2007	796	721
Inventories	883	821
Restricted cash—disputed distribution reserve	33	33
Assets held for sale—current	63	53
Other current assets	115	89

Total current assets	2,008	1,852

Property, plant and equipment, net	2,777	2,772
Goodwill	1,173	1,174
Intangible assets	1,208	1,210
Deferred income taxes	492	487
Assets held for sale—non-current	181	178
Other non-current assets	194	199

TOTAL ASSETS	$8,033	$7,872

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$1,079	$1,137
Accrued interest	31	12
Short-term debt	32	47
Long-term debt—current portion	13	10
Liabilities held for sale—current	47	40

Total current liabilities	1,202	1,246
Long-term debt, net of current portion	2,138	1,993
Pension plan liability	125	146
Other employee benefits liability	292	293
Liabilities held for sale -non-current	12	8
Other liabilities	192	161
Commitments and contingencies
Minority interest	36	37

Stockholders’ equity	4,036	3,988

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,033	$7,872

Table 5

Owens Corning and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in millions)

	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007
NET CASH FLOW USED FOR OPERATING ACTIVITIES
Net earnings (loss)	$(15)	$1
Adjustments to reconcile net earnings (loss) to cash used for operating activities:
Depreciation and amortization	77	77
Gain on sale of businesses and fixed assets	—	(1)
Impairment of fixed and intangible assets and investment in affiliates	10	—
Deferred income taxes	(10)	(9)
Provision for pension and other employee benefits liabilities	11	11
Employee emergence equity program expense	7	8
Stock-based compensation expense	5	—
Payments related to Chapter 11 filings	(1)	(8)
Increase in receivables	(65)	(117)
Increase in inventories	(57)	(94)
(Increase) decrease in prepaid and other assets	(5)	2
Decrease in accounts payable and accrued liabilities	(48)	(124)
Pension fund contribution	(24)	(9)
Payments for other employee benefits liabilities	(8)	(7)
Other	16	(16)

Net cash flow used for operating activities	(107)	(286)

NET CASH FLOW USED FOR INVESTING ACTIVITIES
Additions to plant and equipment	(52)	(42)
Investment in subsidiaries and affiliates, net of cash acquired	—	(1)
Proceeds from the sale of assets or affiliates	2	12

Net cash flow used for investing activities	(50)	(31)

NET CASH FLOW PROVIDED BY (USED FOR) FINANCING ACTIVITIES
Proceeds from long-term debt	12	609
Payments on long-term debt	(2)	(6)
Proceeds from revolving credit facility	175	110
Payments on revolving credit facility	(40)	—
Payment of contingent note to 524(g) trust	—	(1,390)
Net decrease in short-term debt	(17)	(2)

Net cash flow provided by (used for) financing activities	128	(679)

Effect of exchange rate changes on cash	12	—

NET DECREASE IN CASH AND CASH EQUIVALENTS	(17)	(996)
Cash and cash equivalents at beginning of period	135	1,089

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$118	$93

Table 6

Owens Corning and Subsidiaries

Year-to-Date Business Segment Information

(Unaudited)

(in millions)

	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007
NET SALES
Composite Solutions	$666	$366
Insulating Systems	373	419
Roofing and Asphalt	306	306
Other Building Materials and Services	53	69

Total reportable segments	1,398	1,160
Corporate Eliminations	(45)	(36)

Consolidated	$1,353	$1,124

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES
Composite Solutions	$64	$25
Insulating Systems	16	53
Roofing and Asphalt	(17)	(8)
Other Building Materials and Services	(3)	4

Total reportable segments	$60	$74

RECONCILIATION TO CONSOLIDATED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES
Chapter 11-related reorganization items	$—	$(3)
Net metal lease (expense) income	(4)	1
Restructuring and other (costs) credits	(2)	2
Acquisition integration and transaction costs	(12)	(11)
Losses related to the exit of our HOMExperts service line	—	(8)
Employee emergence equity program expense	(7)	(8)
Asset impairments	(10)	—
General corporate expense	(6)	(15)

CONSOLIDATED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	$19	$32